Exhibit 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AS OF 02/28/2004*

State or Province of Formation
BBC Insurance Agency, Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
Best Buy Stores, L.P.	Delaware
Best Buy Marketing Concepts, LLC	Minnesota
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Geek Squad, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P.	Delaware
Best Buy Marketing Concepts, LLC	Minnesota
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Geek Squad, Inc.	Minnesota
Best Buy Enterprise Services, Inc.	Minnesota
BBCAN Finance Company One, ULC	Nova Scotia
BBCAN Financial Services, L.P.	Alberta
BBCAN Finance Company Two, ULC	Nova Scotia
BBCAN Financial Services, L.P.	Alberta
Best Buy Canada Ltd.	Canadian Federal Corporation
656956 British Columbia Ltd.	British Columbia
661899 British Columbia Ltd.	British Columbia
6154158 Canada Ltd.	British Columbia
BBCAN Intangibles, Limited Partnership	British Columbia
FutureGard Reinsurance Ltd.	Turks & Caicos Islands
Futureshop.com Ltd.	British Columbia
BBCAN Intangibles, Limited Partnership	British Columbia
Vycom Partners LLP	Washington
Future Shop (U.S.) L.P.	Washington
FutureShop, Inc.	Washington
Vycom Partners LLP	Washington
Future Shop (U.S.) L.P.	Washington
Future Shop (U.S.) L.P.	Washington
Best Buy Holdings BV	Netherlands
Best Buy (Bermuda) Ltd.	Bermuda
Best Buy China	China
BBY (Mauritius III) Ltd.	Republic of Mauritius
Best Buy (Asia Pacific) Ltd.	China
Best Buy Purchasing, LLC	Minnesota
Magnolia Hi-Fi, Inc.	Washington

Redline Entertainment, Inc.	Minnesota
vpr Matrix, Inc.	Minnesota
vpr Matrix (Bermuda) Limited	Bermuda
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
vpr Matrix (U.K.) Ltd.	United Kingdom
BBY Holdings International, Inc.	Minnesota
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
vpr Matrix (U.K.) Ltd.	United Kingdom
CP Gal Ritchfield, LLC	Delaware
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Republic of Mauritius
BBY (Mauritius II) Ltd.	Republic of Mauritius
GarageSalePro Companies, Inc.	Minnesota

*                                         Indirect subsidiaries are indicated by indentation.